EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Third Quarter 2021 Financial Results

ATLANTA – November 9, 2021 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and nine months ended September 30, 2021.

Third Quarter and Year-to-Date Highlights
•QTD GAAP net income of $6.3 million, EPS of $0.25.
•YTD GAAP net income of $18.1 million, EPS of $0.93.
•GAAP book value of $19.72 per share as of September 30, 2021, up from $19.48 per share as of June 30, 2021.
•GAAP return on equity of 5.1% for the third quarter and 6.7% for the nine months of 2021, in each case on an annualized basis.
•Declared dividend of $0.36 per share for the third quarter 2021, payable on November 30, 2021.
•Distributable Earnings of $4.9 million for the quarter ended September 30, 2021, and $11.8 million for the nine months ended September 30, 2021.

Robert Williams, President and Chief Executive Officer of the Company, commented, “We were very active on the investment front this quarter, taking advantage of strong volumes from our origination partners to deploy capital. We purchased $534.0 million of loans through our proprietary origination channels, bringing our total loan portfolio to over $1.0 billion. Additionally, we completed our first non-QM securitization since our IPO, executing it at very strong pricing and with high quality underlying collateral. On the financing side, we expanded our credit lines by $450.0 million to a total of $1.25 billion, providing us with enhanced capacity to continue funding loan investments and future securitizations. Lastly, we declared a dividend that we believe represents a highly attractive risk-adjusted yield in today’s world. As we look ahead to the balance of 2021 and beyond, we remain focused on continuing to grow our asset base and providing our shareholders with the benefits of unparalleled access to high quality loan investments within the non-QM loan market.”

Portfolio and Investment Activity
•Purchased $543.0 million of residential mortgage loans in the third quarter 2021.
•As of November 8, 2021, purchased an additional $338.0 million residential mortgage loans, with an additional strong pipeline of loans to close out the year.
•Completed $316.6 million residential non-QM securitization at a 1.12% weighted average cost of funding.
•Portfolio totaled $1.7 billion of residential mortgage loans and other target assets as of September 30, 2021.

Capital Markets Activity
In the third quarter, the Company added two financing lines totaling $450.0 million in borrowing capacity, one of which is a committed borrowing facility. As of September 30, 2021, the Company was party to six financing lines which permit borrowings in an aggregate amount of up to $1.25 billion.

We intend to continue financing with a variety of lenders to ensure that during the time frame within which we are aggregating whole loans in anticipation of a securitization transaction, any effects of a liquidity or other event will be minimized to the Company.

Balance Sheet
•$49.2 million of cash and cash equivalents as of September 30, 2021.
•Recourse debt to equity ratio of 2.1x as of September 30, 2021.
•Held residential mortgage loans with a fair value of $1.0 billion as of September 30, 2021.
•Total liquidity of $749.0 million, including $699.0 million of remaining capacity on the Company’s financing lines as of September 30, 2021.

Dividend
On November 8, 2021, the Company declared a common stock dividend of $0.36 per share for the third quarter of 2021. The dividend is payable on November 30, 2021 to common stockholders of record as of November 22, 2021.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, November 9, 2021 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13723736
The playback can be accessed through November 23, 2021.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, and realized gains (losses) on derivatives, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
INTEREST INCOME, NET
Interest income	$15,587	$9,387	$37,763	$31,929
Interest expense	2,599	788	5,277	7,454
NET INTEREST INCOME	12,988	8,599	32,486	24,475

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized loss on derivative contracts, RMBS, CMBS, and mortgage loans	(7,144)	(3,102)	(19,656)	(18,717)
Net unrealized gain (loss) on derivative contracts and mortgage loans	6,821	616	16,151	(4,369)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(323)	(2,486)	(3,505)	(23,086)

EXPENSES
Operating and investment expenses	3,830	347	5,293	1,957
Operating expenses incurred with affiliate	645	566	1,617	1,101
Securitization costs	—	—	—	2,094
Management fee incurred with affiliate	1,846	958	4,015	2,503
Total operating expenses	6,321	1,871	10,925	7,655

NET INCOME (LOSS)	$6,344	$4,242	$18,056	$(6,266)
Preferred dividends	(4)	(4)	(11)	(11)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDER(S)	$6,340	$4,238	$18,045	$(6,277)
Other comprehensive income (loss)	1,818	5,171	5,433	(5,054)
TOTAL COMPREHENSIVE INCOME (LOSS)	$8,158	$9,409	$23,478	$(11,331)

Basic earnings (loss) per common share	$0.25	$0.27	$0.94	$(0.40)
Diluted earnings (loss) per common share	$0.25	$0.27	$0.93	$(0.40)

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	September 30, 2021	December 31, 2020
ASSETS
Residential mortgage loans - at fair value	$723,139	$142,030
Residential mortgage loans in securitization trust - at fair value	319,812	—
Commercial mortgage loans - at fair value	7,936	7,466
RMBS - at fair value	621,670	149,936
CMBS - at fair value	11,349	8,796
U.S. Treasury securities - at fair value	80,000	149,995
Cash and cash equivalents	49,177	43,569
Restricted cash	3,093	2,404
Principal and interest receivable	12,313	5,072
Other assets	7,113	388
Total assets	$1,835,602	$509,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$550,752	$81,905
Non-recourse securitization obligation, collateralized by residential mortgage loans	290,529	—
Securities sold under agreements to repurchase	489,287	178,291
Unrealized depreciation on futures contracts - at fair value	—	198
Accrued expenses	770	121
Accrued expenses payable to affiliate	749	732
Interest payable	608	100
Management fee payable to affiliate	1,845	—
Total liabilities	$1,334,540	$261,347

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value, 12% cumulative, non-voting, 125 shares issued and outstanding as of September 30, 2021 and December 31, 2020	101	101
Common stock, $0.01 par value. As of September 30, 2021: 350,000,000 shares authorized, 25,405,544 shares issued and outstanding. As of December 31, 2020: 90,000,000 shares authorized, 15,724,050 shares issued and outstanding.	254	157
Additional paid-in capital	478,723	246,489
Accumulated other comprehensive income (loss)	4,394	(1,039)
Retained earnings	17,590	2,601
Total stockholders’ equity	$501,062	$248,309
Total liabilities and stockholders’ equity	$1,835,602	$509,656

Angel Oak Mortgage, Inc.
Reconciliation of Net Income to Distributable Earnings
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands)
Net income (loss) allocable to common stockholder(s)	$6,340	$4,238	$18,045	$(6,277)
Adjustments:
Net other-than-temporary credit impairment losses	—	—	—	—
Net realized and unrealized (gains) losses on derivatives	3,837	(101)	6,130	75
Net unrealized (gains) losses on residential loans	(6,157)	(429)	(13,112)	2,410
Net unrealized (gains) losses on commercial loans	43	(86)	(221)	1,884
Net unrealized (gains) losses on financial instruments at fair value	—	—	—	10
(Gains) losses on extinguishment of debt	—	—	—	—
Non-cash equity compensation expense	833	—	924	—
Inventive fee earned by our Manager	—	—	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—	—	—
Total other non-recurring (gains) losses	—	—	—	—
Distributable Earnings	$4,896	$3,622	$11,766	$(1,898)

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com